NYSE American: UEC

Uranium Energy Corp Applauds the U.S. Department of Commerce on a Historic Agreement to Reduce U.S. Dependence on Russian Nuclear Fuel

Corpus Christi, TX, September 15, 2020 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) applauds the U.S. Department of Commerce (“DOC”) for negotiating an amendment to the Agreement Suspending the Antidumping Investigation on Uranium from the Russian Federation (“RSA”) that reduces America’s dependence on Russian natural uranium concentrates up to 75% from prior levels. An initialed draft agreement between the DOC and Russia’s State Atomic Energy Company Rosatom, was released for public comment on Friday, September 11th.

Secretary of Commerce Wilbur Ross, stated: “This draft agreement represents an important step forward for the American nuclear industry.  If finalized, it will contribute to the restoration of America’s nuclear energy advantage and protect the domestic industry from dumped Russian uranium.”

UEC Chairman and Former U.S. Energy Secretary, Spencer Abraham, stated: “The DOC should be commended for their work to limit Russian imports, while balancing the interests of the U.S. nuclear utility consumers and the domestic uranium fuel cycle industries. This milestone will set the stage for growth and opportunity in the domestic uranium mining industry.  Most importantly, the amendment protects our national security interests by avoiding an over-reliance on Russian nuclear fuel for our nuclear generating stations that provide 20% of America’s electricity and about 55% of our carbon-free energy.  The new RSA, plus the establishment of a strategic national Uranium Reserve (“UR”) of domestically mined and converted uranium will go a long way toward fulfilling the Administration’s strategy to restore American nuclear energy independence.”

UEC CEO, Amir Adnani, added that; “America’s commercial reactor fleet needs domestic uranium for supply diversity and assurance in their contract portfolios. With no U.S. uranium production today, and many supply-chain challenges globally, there is a clear opportunity for our Company as a low-cost, domestic uranium supplier with licensed projects in energy and mining friendly states like Texas and Wyoming. The strong bipartisan support for nuclear energy in the United States is exciting and we are looking forward to playing an important role in America’s energy independence, and carbon-reduction goals in the coming years.”

The RSA was set to expire at the end of this year and allowed approximately 20% of U.S. low enriched uranium (“LEU”) requirements to be imported from Russia. The amended agreement considers the components of nuclear fuel in LEU with various limits depending on the specific component. The amount of enrichment services varies but are set to average about 17% of U.S. requirements through 2040 and are capped at 15% after 2027.

DOC noted the natural uranium and conversion components “will be equivalent to approximately 7% of U.S. enrichment demand, and no higher than 5% starting in 2026.” This amounts to a reduction in Russian natural uranium imports of up to 75% from prior limits.  For context, the U.S. consumes about 47 million pounds U3O8 annually, the initialed agreement reduces the annual natural uranium component limit from ~9.4 million pounds of Russian U3O8 to less than 2.4 million pounds.

DOC is releasing a draft amendment of the RSA for public comment, which will be due by 5:00pm EST on September 28, 2020.  The draft amendment is available to registered users at https://access.trade.gov (reference case number A-821-802).  It will also be published in the Federal Register.  DOC is seeking to finalize an amendment to the RSA no later than October 5, 2020, at which time it will go into effect and become binding on the U.S. and Russia.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company.  In South Texas, the Company’s hub-and-spoke operations are anchored by the fully-licensed Hobson Processing Facility which is central to the Palangana, Burke Hollow and Goliad ISR projects.  In Wyoming, UEC controls the Reno Creek project, which is the largest permitted, pre-construction ISR uranium project in the U.S.  Additionally, the Company controls a pipeline of uranium projects in Arizona, New Mexico and Paraguay, a uranium/vanadium project in Colorado and one of the highest-grade and largest undeveloped Ferro-Titanium deposits in the world, located in Paraguay.  The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
+Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

*Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the “SEC”) Industry Guide 7 guidelines.  In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC.  Accordingly, we have not reported them in the United States.  Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves.  These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability.  It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category.  In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies.  Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

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Except for the statements of historical fact contained herein, the information presented in this news release and oral statements made from time to time by representatives of the Company are or may constitute “forward-looking statements” as such term is used in applicable United States and Canadian laws and including, without limitation, within the meaning of the Private Securities Litigation Reform Act of 1995, for which the Company claims the protection of the safe harbor for forward-looking statements.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as forward-looking statements.  Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the

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